EXHIBIT 99.1

                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250

                WEST COAST BANCORP REPORTS RECORD FOURTH QUARTER
                           AND FULL YEAR 2003 EARNINGS

        * EARNINGS PER DILUTED SHARE OF $1.26; AN 11.5% INCREASE OVER 2002
        * RETURN ON AVERAGE EQUITY OF 14.5% IN 2003, UP FROM 14.0% IN 2002

Lake Oswego, OR - January 20, 2004- West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.03 million or $0.32 per diluted share for the fourth quarter of 2003, compared to earnings of $4.78 million or $0.30 per diluted share in the fourth quarter of 2002. This represents a 7% earnings per diluted share growth from the same quarter in 2002.

--------------------------------------------------------------------------------
                                    Three Months Ended     Twelve Months Ended
                                       December 31,            December 31,
--------------------------------------------------------------------------------
(# in 000's except per share data)     2003        2002        2003         2002
--------------------------------------------------------------------------------
Earnings per Diluted Share            $  .32      $  .30  $     1.26  $     1.13
--------------------------------------------------------------------------------
Net Income                            $5,034      $4,783  $   19,797  $   18,203
--------------------------------------------------------------------------------
Return on Average Equity               14.4%       14.3%       14.5%       14.0%
--------------------------------------------------------------------------------
Book Value per Share                                      $     9.29  $     8.70
--------------------------------------------------------------------------------
Total Period End Loans                                    $1,220,881  $1,159,915
--------------------------------------------------------------------------------
Total Period End Deposits                                 $1,404,859  $1,266,453
--------------------------------------------------------------------------------

West Coast Bancorp also announced earnings of $19.80 million for the year ended December 31, 2003, compared to earnings of $18.20 million for the same period in 2002. For the full year 2003 earnings per diluted share of $1.26 increased 11.5% from $1.13 earnings per diluted share in 2002.

"With an 11.5% increase in earnings per share for the full year 2003 compared to 2002, the Company continues to show consistent growth," says Robert D. Sznewajs, President & CEO. "During 2003 the Company experienced strong growth in our targeted customer segments, with 2003 average commercial and home equity loan growth of approximately 16% and 35%, respectively, despite a very challenging local economic climate. In addition, the non-interest income grew 18% over 2002 and was partly indicative of the favorable interest rate and equity market
conditions  in  2003.   Credit   quality   consistently   remained   solid  with
year-over-year improvements in the ratio of net charge-offs to total loans from ..30% to .21% in 2003 and in the allowance for loan losses percentage of total loans. As always, none of this is possible without the year-long support and dedication of our team members."

Financial Results

Consistent with the Company's strategy, average commercial and home equity balances grew 21% and 35%, respectively, from the fourth quarter of 2002. Average total loans grew $71 million over the same period. Loan growth in certain segments was lower than expected due to staff turnover, prepayments and market conditions. Fourth quarter 2003 total average deposits grew $136 million or 11%, from the fourth quarter last year which was greater than expected primarily due to the interest rate environment during 2003. Average demand and money market account balances increased 18% and 21%, respectively, over the same period.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2003 EARNINGS
January 20, 2004
Page 2 of 6

For the quarter ended December 31, 2003, net interest income was $17.8 million, up $.6 million from the fourth quarter of 2002. Higher loan and investment balances and an improved deposit mix contributed to the increase in net interest income. The net interest margin declined to 4.60% from 4.83% from the same quarter last year due to lower reinvestment yields and narrower spreads caused by declining yields in the loan and investment portfolios and the purchase of bank owned life insurance in 2003. Despite the net interest margin compression, full year 2003 net interest income grew $1.5 million from 2002.

Total non-interest income increased $.7 million or 15% in the fourth quarter of 2003 as compared to the same period a year ago. Other service charges, commissions and fees, increased by $.5 million in the fourth quarter of 2003, with merchant credit card revenue increasing by over $.2 million, and investment product sales and other revenues also increasing by over $.2 million compared to the same period a year ago. In addition, the purchase of Bank owned life insurance in 2003 improved non-interest income by $.3 million compared to the fourth quarter of 2002. The remaining non-interest income categories virtually offset each other during the respective quarterly periods. In 2003, total non-interest income grew $3.4 million or 18% compared to 2002.

Non-interest expense increased 7.3% or $1.0 million in the fourth quarter of 2003, as compared to the same quarter a year ago. Salaries and benefits increases represented $.9 million of the year-over-year increase. Approximately $.3 million of the year-over-year increase in salaries and benefits was associated with new branches and additional commercial lending officers. The fourth quarter 2003 increase in equipment expense was due to equipment maintenance and repairs. Total non-interest expense in 2003 increased 7.7% or $4.1 million from 2002.

Annualized net charge-offs were .37% of average loans for the fourth quarter 2003 and .21% for the year 2003, compared to .22% and .30% for the same periods last year. Net charge-offs were $1.1 million in the quarter ended December 31, 2003, compared to $.6 million in the fourth quarter of 2002. At quarter end December 31, 2003, the allowance for loan losses was 1.49% of total loans, an increase from 1.45% on December 31, 2002. At December 31, 2003, non-performing assets were $4.4 million or .27% of total assets, down from $6.8 million or .44% at December 31, 2002, and down from $5.4 million at September 30, 2003. The allowance for loan losses was 679% of total non-performing loans at December 31, 2003, compared to 330% at December 31, 2002.

During the fourth quarter of 2003, and consistent with its capital plan, the Company repurchased approximately 130,500 shares, slightly under 1% of its common shares outstanding, pursuant to its corporate repurchase program. During the past twelve months, the Company repurchased approximately 587,000 shares or 3.9% of its common shares outstanding at an average cost of $17.81 per share. At December 31, 2003, 320,000 shares remained available for repurchase.

Other:

The Company will hold a webcast conference call Wednesday, January 21, 2004 at 8:30 a.m. Pacific Time, during which the Company will discuss fourth quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2004. To access the conference call via a live webcast, go to www.wcb.com, and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com, and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.7 billion in assets, operating 47 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the

WEST COAST BANCORP REPORTS FOURTH QUARTER 2003 EARNINGS
January 20, 2004
Page 3 of 6

resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, such as the following: general economic conditions; business conditions in the banking industry; vendor quality and efficiency; changing technology; evolving banking industry standards; legal developments; competitive factors, including increased competition among financial institutions; customers investment, depository, and lending behavior; fluctuating interest rates; and the shape and level of the yield curve. Changes in interest rates may reduce the Company's net interest margin and net interest income as well as fee income, including gains on sales of loans.

Furthermore, the forward-looking statements are subject to risks and uncertainties related to the Company's ability to attract additional lending personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain fee generation, including gains on sales of loans, maintain asset quality, control the level of net charge-offs, increase productivity, generate retail investments, retain employees, control expense growth, monitor and manage the Company's internal operating and disclosure control environments, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements. West Coast Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review the disclosures contained in West Coast Bancorp's Annual Report on Form 10-K and other documents it files from time to time with the Securities and Exchange Commission. This statement is included for the express purpose of protecting West Coast Bancorp under the safe harbor provisions of the Private Securities Litigation Reform Act.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2003 EARNINGS
January 20, 2004
Page 4 of 6


 FINANCIAL HIGHLIGHTS                         Three months ended      Twelve months ended
 (Unaudited)                                    December 31,              December 31,
 (Dollars and shares in thousands)             2003        2002        2003         2002
------------------------------------------------------------------------------------------
 Interest and fees on loans                  $18,915     $20,326     $77,321      $82,989
 Interest on investment securities             3,416       3,191      12,148       12,785
 Other interest income                            68         112         209          254
 Total interest income                        22,399      23,629      89,678       96,028
 Interest expense on deposit accounts          3,300       4,725      15,131       21,319
 Interest on borrowings including trust        1,327       1,691       5,508        7,213
   preferred sec.
 Total interest expense                        4,627       6,416      20,639       28,532
   Net interest income                        17,772      17,213      69,039       67,496
 Provision for loan loss                       1,225       1,192       3,800        4,979
 Non-interest income
   Service charges on deposit accounts         1,771       1,677       6,960        6,352
   Other service charges, commissions and fees 1,724       1,258       6,577        5,099
   Trust revenues                                477         382       1,776        1,683
   Gains on sales of loans                       878       1,052       5,124        4,024
   Bank owned life insurance                     295           -         827            -
   Other                                         284         336         590        1,536
   Gains on sales of securities                    -           -         192            -
 Non-interest income                           5,429       4,705      22,046       18,694
 Non-interest expense
   Salaries and employee benefits              8,276       7,362      32,487       29,499
   Equipment                                   1,415       1,266       5,139        5,100
   Occupancy                                   1,285       1,197       4,901        4,642
   Check and other transaction processing        640         665       2,778        2,572
   Professional fees                             586         558       2,314        1,834
   Courier and postage                           423         485       1,953        1,948
   Marketing                                     569         594       2,047        2,018
   Other loan expense                            314         414       1,624        1,276
   Communications                                278         209       1,166        1,100
   Other taxes and insurance                     152         150         700          721
   Printing and office supplies                  148         190         637          710
   Other non-interest expense                    706         694       2,404        2,598
 Non-interest expense                         14,792      13,784      58,150       54,018
 Income before income taxes                    7,184       6,942      29,135       27,193
 Provision for income taxes                    2,150       2,159       9,338        8,990
 Net income                                  $ 5,034     $ 4,783     $19,797      $18,203
     Basic earnings per share                $  0.34     $  0.31     $  1.31      $  1.17
     Diluted earnings per share              $  0.32     $  0.30     $  1.26      $  1.13
 Weighted average common shares               15,019      15,313      15,077       15,575
 Weighted average diluted shares              15,730      15,805      15,674       16,069

PERIOD END BALANCES                                                              Prior       Qtr-to-Qtr
(Unaudited)                   Quarter ended   Quarter ended   Year-to-year   Quarter ended   % change
(000's except per share data)    Dec-03          Dec-02         % change         Sep-03      annualized
---------------------------------------------------------------------------------------------------------
 Total assets                     $1,662,882    $1,532,327         8.5%        $1,669,043        -1.5%
 Total investment securities      $  321,970    $  266,407        20.9%        $  291,638        41.6%
 Total loans                      $1,220,881    $1,159,915         5.3%        $1,199,434         7.2%
 Allowance for loan losses        $   18,131    $   16,838         7.7%        $   18,049         1.8%
 Total deposits                   $1,404,859    $1,266,453        10.9%        $1,404,923         0.0%
 Total borrowings including
   including trust preferred sec. $  103,646    $  120,402       -13.9%        $  108,075       -16.4%
 Stockholders' equity             $  140,053    $  133,387         5.0%        $  137,457         7.6%
 Non-performing assets            $    4,410    $    6,767       -34.8%        $    5,436       -75.5%


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WEST COAST BANCORP REPORTS FOURTH QUARTER 2003 EARNINGS
January 20, 2004
Page 5 of 6

WEST COAST BANCORP (unaudited)                                Fourth       Fourth         Third        Year          Year
(in thousands except for per share data)                     Quarter      Quarter        Quarter     to date       to date
(all rates have been annualized where appropriate)            2003         2002           2003         2003          2002
---------------------------------------------------------------------- --------------- ------------ ------------ ---------
CAPITAL
 - Stockholders' equity                                     $  140,053   $  133,387   $  137,457   $  140,053   $  133,387
 - Shares outstanding period end                                15,076       15,326       15,146       15,076       15,326
 - Average stockholders' equity to average assets                8.36%        8.67%        8.53%        8.57%        8.76%
 - Book value per common share                              $     9.29   $     8.70   $     9.08   $     9.29   $     8.70
 - Tangible book value per common share                     $     9.23   $     8.62   $     9.01   $     9.23   $     8.62
PERFORMANCE RATIOS
 - Return on average assets                                      1.20%        1.24%        1.24%        1.24%        1.22%
 - Return on average equity                                     14.39%       14.26%       14.59%       14.52%       13.96%
 - Non-interest income to average assets                         1.30%        1.22%        1.43%        1.39%        1.26%
 - Non-interest expense to average assets                        3.54%        3.56%        3.66%        3.66%        3.63%
 - Efficiency ratio, tax equivalent                             62.60%       61.57%       63.00%       62.77%       61.32%
RATES
 - Earned on interest-earning assets                             5.77%        6.59%        5.90%        6.08%        6.99%
 - Paid on interest-bearing liabilities                          1.54%        2.26%        1.67%        1.78%        2.56%
 - Net interest spread                                           4.23%        4.33%        4.23%        4.29%        4.43%
 - Net interest margin                                           4.60%        4.83%        4.63%        4.70%        4.95%
 - Tax equivalent net interest income                       $   18,200   $   17,680   $   17,773   $   70,793   $   69,402
AVERAGE ASSETS
 - Investment securities                                    $  323,210   $  269,877   $  269,500   $  280,028   $  251,728
 - Commercial loans                                         $  238,575   $  197,285   $  243,768   $  234,720   $  201,600
 - Real estate construction loans                           $  115,696   $  123,551   $  116,518   $  116,820   $  109,044
 - Real estate mortgage loans                               $  174,889   $  144,505   $  165,136   $  163,505   $  137,744
 - Real estate commercial loans                             $  645,078   $  630,826   $  636,056   $  640,349   $  633,066
 - Installment and other consumer loans                     $   39,248   $   46,012   $   41,017   $   41,568   $   46,308
 - Total loans                                              $1,213,486   $1,142,179   $1,202,495   $1,196,962   $1,127,762
 - Total interest earning assets                            $1,569,079   $1,450,884   $1,523,487   $1,504,949   $1,401,525
 - Total assets                                             $1,659,062   $1,535,314   $1,609,101   $1,590,242   $1,487,564
AVERAGE LIABILITIES
 - Total demand deposits                                    $  312,837   $  264,407   $  302,741   $  283,504   $  234,189
 - Total interest bearing demand,
    savings, and money market                               $  731,220   $  616,585   $  680,660   $  669,689   $  592,150
 - Total certificates of deposits                           $  356,911   $  384,114   $  375,497   $  371,534   $  395,161
 - Total deposits                                           $1,400,968   $1,265,106   $1,358,898   $1,324,727   $1,221,500
 - Total borrowings including trust preferred securities    $  106,014   $  125,161   $  101,776   $  117,533   $  125,997
 - Total interest bearing liabilities                       $1,194,144   $1,125,860   $1,157,933   $1,158,755   $1,113,308
 - Total liabilities                                        $1,520,295   $1,402,229   $1,471,922   $1,453,925   $1,357,188
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to int. bearing liablilities     131.4%       128.9%       131.6%       129.9%       125.9%
 - Loans to assets                                               73.1%        74.4%        74.7%        75.3%        75.8%
 - Interest bearing deposits to assets                           65.6%        65.2%        65.6%        65.5%        66.4%
ASSET QUALITY
 - Non-accruing loans                                       $    2,669   $    5,080   $    3,389   $    2,669   $    5,080
 - 90-day delinquencies                                              -   $       15            -            -   $       15
 - Total non-performing loans                               $    2,669   $    5,095   $    3,389   $    2,669   $    5,095
 - Real estate owned                                        $    1,741   $    1,672   $    2,047   $    1,741   $    1,672
 - Total non-performing assets                              $    4,410   $    6,767   $    5,436   $    4,410   $    6,767
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans                     l1.49%        1.45%        1.50%        1.49%        1.45%
 - Non-performing loans to total loans                           0.22%        0.44%        0.28%        0.22%        0.44%
 - Allowance for loan losses to Non-performing loans           679.30%      330.45%      532.62%      679.30%      330.45%
 - Non-performing assets to total assets                         0.27%        0.44%        0.33%        0.27%        0.44%
 - Allowance for loan losses to Non-performing assets          411.08%      248.81%      332.05%      411.08%      248.81%
 - Net loan charge-offs to average loans (annualized)            0.37%        0.22%        0.22%        0.21%        0.30%



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WEST COAST BANCORP REPORTS FOURTH QUARTER 2003 EARNINGS
January 20, 2004
Page 6 of 6

Trailing Four Quarters             Fourth      Third     Second      First   Trailing
Financial Data and Ratios          Quarter     Quarter   Quarter    Quarter    Four
(Unaudited) (dollars in thousands): 2003        2003       2003       2003   Quarters
-------------------------------------------- ---------- ---------- -------- -----------

 Net income                        $ 5,034    $ 5,045   $ 4,999    $ 4,719   $19,797
 Diluted earnings per share        $  0.32    $  0.32   $  0.32    $  0.30   $  1.26

 Return on average assets            1.20%      1.24%     1.29%      1.25%     1.24%
 Return on average equity           14.39%     14.59%    14.76%     14.35%    14.52%
 Net interest margin                 4.60%      4.63%     4.78%      4.82%     4.70%
 Efficiency ratio, tax equivalent   62.60%     63.00%    63.05%     62.38%    62.77%
 Non-interest income to A/A          1.30%      1.43%     1.50%      1.32%     1.39%
 Non-interest expense to A/A         3.54%      3.66%     3.81%      3.64%     3.66%


Transmitted on PR Newswire
EDITOR'S NOTE - WEST COAST BANCORP IS NOT: Nasdaq: WCBC (California)
                                      ---